UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13, 15(d), or 37 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2007

TENNESSEE VALLEY AUTHORITY
(Exact name of registrant as specified in its charter)

A corporate agency of the United States created by an act of Congress (State or other jurisdiction of incorporation or organization)	000-52313 Commission file number	62-0474417 (I.R.S. Employer Identification No.)

400 W. Summit Hill Drive Knoxville, Tennessee (Address of principal executive offices)		37902 (Zip Code)

(865) 632-2101
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

At the November 29, 2007 public meeting of the TVA Board of Directors (“Board”), TVA’s President and Chief Executive Officer Tom Kilgore gave a presentation that, among other things, included estimates of TVA’s financial results for fiscal year 2007, which ended September 30, 2007.  Copies of the relevant materials used in Mr. Kilgore’s presentation are furnished as Exhibit 99.1 to this Current Report, and can also be found on TVA’s website at www.tva.com/finance.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its November 29, 2007 public meeting, the Board approved compensation for certain of TVA’s officers.  When combined with previously approved arrangements, the compensation packages for TVA’s President and Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer and Executive Vice President, Financial Services for fiscal year 2008 are as follow:

•           President and Chief Executive Officer Tom Kilgore

–	A base salary of $650,000
–	Executive Annual Incentive Plan (“EAIP”) level of 125% of salary
–	Executive Long-Term Incentive Plan (“ELTIP”) opportunity of 150% of salary
–	Long-term deferred credit of $300,000

•           Chief Operating Officer William R. McCollum, Jr.

–	A base salary of $721,000
–	EAIP level of 70% of salary
–	ELTIP opportunity of 70% of salary
–	Long-term deferred credit of $200,000

•           Chief Financial Officer and Executive Vice President, Financial Services Kimberly S. Greene

–	A base salary of $500,000
–	EAIP level of 65% of salary
–	ELTIP opportunity of 65% of salary

Item 9.01 Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Materials used in Mr. Kilgore’s November 29, 2007 presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

   Tennessee Valley Authority
   (Registrant)

Date: December 5, 2007                                                 /s/ Kimberly S. Greene
Kimberly S. Greene
Chief Financial Officer and
Executive Vice President, Financial Services

EXHIBIT INDEX

This exhibit is furnished pursuant to Item 2.02 hereof and should not be deemed to be filed under the Exchange Act.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Materials used in Mr. Kilgore’s November 29, 2007 presentation